Exhibit 31.4

CERTIFICATION

I, Brian McCollum, certify that:

1.          I have reviewed this amendment no. 1 to the annual report on Form 10-K of Orthofix International N.V.; and

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2012

/s/ Brian McCollum
Name:	Brian McCollum
Title:	Senior Vice President of Finance and Chief Financial Officer